FORM OF LOCK-UP AGREEMENT

July 1st, 2016

Genesys Industries, Inc.

1914 24th Ave E

Palmetto, FL 34221

Re: Shares of Common Stock of Genesys Industries, Inc.

Ladies and Gentleman:

The undersigned irrevocably agrees with Genesys Industries, Inc. (the “Company”) that, from the date this letter agreement (“Letter Agreement”), until the twelfth month (1 year) anniversary of the date of the granting of trading symbol to the company by FINRA (such period, the “Restriction Period”), the undersigned will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to result in disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any person in privity with the undersigned, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Common Stock or common Stock Equivalents beneficially owned, held or hereafter acquired by the undersigned (the “Securities”). Beneficial ownership shall be calculated to accordance with Section 13(d) of the Exchange Act. In order to enforce this covenant, the company shall impose irrevocable stop-transfer instructions preventing the Transfer Agent from effecting any actions in violation of this Letter Agreement.

The undersigned acknowledges that the execution, deliver and performance of this Letter Agreement is a material inducement to shareholders of the Company, and the Company shall be entitled to specific performance of the undersigned’s obligation hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Letter Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from agreeing to the terms herein.

This Letter Agreement shall be construed and enforced in accordance with the laws of the State of Florida without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in Florida and the courts of the State of Florida located in Miami, Florida, for the purpose of any suit, action or proceeding any claim that (i) it is not personally subject to jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding a copy thereof sent to the Company at the address in effect for notices and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury.

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Nothing contained herein shall be deemed to limit in any way any right of the undersigned to vote the Securities on any shareholder matter as permitted any other holder of common stock of the Company.

By its signature below, the Transfer Agent hereby acknowledges and agrees that, reflecting this Letter Agreement, it has placed an irrevocable stop transfer instruction on all Securities beneficially owned by the undersigned until the end of the Restriction period. This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Purchasers.

This Letter Agreement many be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

/s/ Shefali Vibhakar
Signature

Shefali Vibhakar
Print Name

Address for Notice: 1914 24thAve E, Palmetto, FL 34221

17 Million Shares (17,000,000)
Number of Shares of Common Stock

By signing below, the Company agrees to enforce the restriction on transfer set forth in this Letter Agreement.

/s/ Shefali Vibhakar
By: Genesys Industries, Inc.
Name: Shefali Vibhakar
Title: CFO & Director

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